                                                                   EXHIBIT 21.1

                           SUBSIDIARIES OF THE REGISTRANT

                                                                JURISDICTION OF
NAME OF SUBSIDIARY                                               INCORPORATION
------------------                                              ---------------
Dal-Tile Group Inc.................................................Delaware
Dal-Tile Corporation...............................................Pennsylvania
R&M Supplies, Inc..................................................Delaware
Tileways, Inc......................................................Delaware
DTM/CM Holdings, Inc...............................................Delaware
Dal-Minerals Company...............................................Delaware
Dal-Tile of Canada Inc.............................................Ontario
Dal-Tile Mexico, S.A. de C.V.......................................Mexico